SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BIOCRYST PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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BIOCRYST PHARMACEUTICALS, INC.
2190 Parkway Lake Drive
Birmingham, AL 35244

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
MAY 17, 2006

To the Stockholders of BioCryst Pharmaceuticals, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., a Delaware corporation, will be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama on Wednesday, May 17, 2006 at 3:00 p.m., Central Daylight Time, for the following purposes:

1.	To elect four (4) directors to serve for a term of three years and until a successor is duly elected and shall be qualified;

2.	To approve the Stock Incentive Plan, which amends and restates our 1991 Stock Option Plan;

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accountants; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 20, 2006 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting or any adjournment thereof.  The meeting may be adjourned from time to time without notice other than announcement at the meeting, and any business for which notice of the meeting is hereby given may be transacted at any such adjournment. A list of the stockholders entitled to vote at the meeting will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting at the principal executive offices of the Company in Birmingham, Alabama.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2005 is enclosed, but is not filed or part of the proxy soliciting materials. Stockholders failing to receive a copy of the Annual Report may obtain one by writing to the Secretary of the Company at the address stated above.

Please review carefully the accompanying Proxy and Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
Michael A. Darwin, Secretary

Birmingham, Alabama
April 12, 2006

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY DATE, SIGN AND RETURN THE ENCLOSED PROXY.  A POSTAGE PREPAID ENVELOPE IS PROVIDED FOR MAILING.  A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT.  IF YOU ATTEND THE MEETING, YOUR PROXY WILL NOT BE COUNTED WITH RESPECT TO ANY MATTER UPON WHICH YOU VOTE IN PERSON.

BIOCRYST PHARMACEUTICALS, INC.
2190 Parkway Lake Drive
Birmingham, AL 35244

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of BioCryst Pharmaceuticals, Inc. (the “Company”) for the Annual Meeting of Stockholders of the Company to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama on Wednesday, May 17, 2006 at 3:00 p.m., Central Daylight Time, and any adjournment thereof (the “Meeting”) and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  This Proxy Statement and the accompanying form of proxy card are first being mailed to Stockholders on or about April 12, 2006.

The matters to be considered at the Meeting are (i) the election of four directors, each person to serve a three-year term and until such person’s successor is elected and qualified; (ii) the approval of the Stock Incentive Plan, which amends and restates our 1991 Stock Option Plan; (iii) the ratification of Ernst & Young LLP as our independent registered public accountants and (iv) any other business that may properly come before the meeting.  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof, by giving written notice to the Company or by voting in person at the Meeting.  Attendance at the Meeting by itself will not revoke a proxy.  All valid, unrevoked proxies will be voted as directed. In the absence of any contrary directions, proxies received by the Board will be voted FOR the election of all nominees for director of the Company, FOR the approval of the Stock Incentive Plan, FOR the ratification of the selection of Ernst & Young as our registered public accountants for 2006 and, with respect to such other matters as may properly come before the Meeting, in the discretion of the appointed proxies.

Only holders of record of our common stock (the “Common Stock”) as of the close of business on March 20, 2006 (the “Stockholders”) will be entitled to notice of and to vote at the Meeting.   At March 20, 2006, there were 29,056,500 shares of Common Stock outstanding.  Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote.  There is no cumulative voting in the election of directors.  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.  Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Meeting for purposes of determining the presence of a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter.  In addition, shares of Common Stock represented by “broker non-votes” (i.e., shares of Common Stock held in record name by brokers or nominees as to which a proxy is received and (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary power and (iii) the record holder had indicated that it does not have authority to vote such shares on that matter) generally will be treated as present for purposes of determining the presence of a quorum but as described below, such broker non-votes will not have any effect upon the election of directors or ratification of independent registered public accountants at the Meeting.  Broker non-votes will count as votes against the approval of the Stock Incentive Plan.

The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Meeting is necessary to elect each of the nominees for director named in the Proxy Statement.  Accordingly, abstentions and broker non-votes with respect to the election of directors will have no effect upon the election of directors at the Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting is necessary to approve the Stock Incentive Plan. Accordingly, abstentions and broker non-votes with respect to the proposal to approve the Stock Incentive Plan will have the same effect as a vote against the proposal to approve the Stock Incentive Plan. The affirmative vote of the holders of a majority of the votes cast on the proposal to ratify our selection of Ernst & Young LLP as our independent registered public accountants is necessary for ratification. Abstentions and broker non-votes will not be counted as votes “for” or “against” this proposal and therefore will have no effect on the outcome with respect to this proposal.

The proxy solicitation is being made primarily by mail, although proxies may be solicited by personal interview, telephone, internet, telegraph, letter, e-mail or otherwise.  Certain of our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies.  We will pay the cost of this solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the Common Stock.

ITEMS TO BE VOTED ON

1. ELECTION OF DIRECTORS

The Board has by resolution established the current number of directors of the Company at eleven (11). It is proposed to elect four (4) directors to serve until the annual meeting of stockholders in 2009, and until their successors have been duly elected and qualified. Proxies cannot be voted for more than four persons.  It is intended that shares represented by the Board’s proxies will be voted FOR the election of the four persons listed for terms expiring in 2009:

Name	Age	Position(s) with the Company	Served as Director Since

NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2009
J. Claude Bennett, M.D.	72	President, Chief Operating Officer, Medical Director and Director	1997
Stephen R. Biggar, M.D., Ph.D.	35	Director	2005
Zola P. Horovitz, Ph.D.	71	Director	1994
Randolph C. Steer, M.D., Ph.D.	56	Director	1993

The following persons shall continue to serve as Directors for the terms indicated:

DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2007
Charles E. Bugg, Ph.D.	64	Chairman, Chief Executive Officer and Director	1993
Carl L. Gordon, CFA, Ph.D.	41	Director	2004
John L. Higgins	36	Director	2004
Beth C. Seidenberg, M.D.	48	Director	2005

DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2008
William W. Featheringill	63	Director	1995
Joseph H. Sherrill, Jr.	65	Director	1995
William M. Spencer, III	85	Director	1986

J. Claude Bennett, M.D., was named President and Chief Operating Officer in December 1996 and elected a Director in January 1997. Since 2001, Dr. Bennett has also served as the Medical Director. Prior to joining us, Dr. Bennett was President of The University of Alabama at Birmingham (“UAB”) from October 1993 to December 1996 and Professor and Chairman of the Department of Medicine of UAB from January 1982 to October 1993. Dr. Bennett served on our Scientific Advisory Board from 1989-96.  He is a former co-editor of the Cecil Textbook of Medicine and former President of the Association of American Physicians.  He is a past chair of the Scientific Advisory Committee of the Massachusetts General Hospital, a member of the Scientific Advisory Board of Zycogen, LLC, and continues to hold the position of Distinguished University Professor Emeritus at UAB, a position he has held since January 1997.

Stephen R. Biggar, M.D., Ph.D. was appointed to the Board in October 2005 pursuant to Baker Brothers Investments’ rights under a Stock Purchase Agreement with BioCryst dated as of February 17, 2005.  Dr. Biggar has served as a Principal at Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which is focused on publicly traded life sciences companies, since April 2002 and served as an Associate from April 2000 to April 2002.  Prior to joining Baker Brothers, Dr. Biggar received an M.D. and a Ph.D. in Immunology from Stanford University.  He attended the University of Rochester where he achieved a B.S. degree in Genetics. Dr. Biggar serves as a director of one private biotechnology company.

Zola P. Horovitz, Ph.D., was elected a Director in August 1994. Dr. Horovitz was Vice President of Business Development and Planning at Bristol-Myers Squibb from 1991 until his retirement in April 1994 and previously was Vice President of Licensing at the same company from 1990 to 1991. Prior to that he spent over 30 years with The Squibb Institute for Medical Research, most recently as Vice President Research, Planning, & Scientific Liaison. He has been an independent consultant in pharmaceutical sciences and business development since his retirement from Bristol-Myers Squibb in April 1994. He serves as non executive Chairman on the Board of Directors of Avigen, Inc., and also serves on the Boards of Directors of Genaera Pharmaceuticals, Inc., Palatin Technologies, Inc., DOV Pharmaceuticals, GenVec, Inc., NitroMed, Inc. and Immunicon Corporation.

Randolph C. Steer, M.D., Ph.D., was elected a Director in February 1993. Dr. Steer has been an independent pharmaceutical and biotechnology consultant since 1989, having a broad background in business development, medical marketing and regulatory affairs. He was formerly Chairman, President and CEO of Advanced Therapeutics Communications International, a leading drug regulatory group, and served as associate director of medical affairs at Marion Laboratories, and medical director at Ciba Consumer Pharmaceuticals. Dr. Steer serves on the Board of Directors of Techne Corporation and several privately held companies.

Charles E. Bugg, Ph.D., was named Chairman of the Board, Chief Executive Officer and Director in November 1993 and President in January 1995.  He relinquished the position of President in December 1996 when Dr. J. Claude Bennett joined us in that position.  Prior to joining us, Dr. Bugg had been a member of the faculty of the University of Alabama at Birmingham (“UAB”) since 1968, having served as Professor of Biochemistry, Director of the Center for Macromolecular Crystallography, and Associate Director of the Comprehensive Cancer Center.   He was a founder of BioCryst and served as our first Chief Executive Officer from 1987-1988 while on a sabbatical from UAB. Dr. Bugg also served as Chairman of our Scientific Advisory Board from January 1986 to November 1993. He continues to hold the position of Professor Emeritus in Biochemistry and Molecular Genetics at UAB, a position he has held since January 1994.

Carl L. Gordon, CFA, Ph.D., was appointed to the Board in March 2004 and elected by our stockholders to a full term as a Director in May 2005.  Dr. Gordon is a founding General Partner of OrbiMed Advisors LLC, an asset management firm focused on the global healthcare industry, and has served in such capacity since 1998.  Dr. Gordon was previously a senior biotechnology analyst at Mehta and Isaly, the predecessor firm to OrbiMed, from 1995-1997.  Dr. Gordon received a Bachelor’s degree from Harvard College, a Ph.D. in molecular biology from the Massachusetts Institute of Technology, and was a Fellow at the Rockefeller University.

John L. Higgins was elected a Director in May 2004. Mr. Higgins joined Connetics as Chief Financial Officer in 1997, and has served as Executive Vice President, Finance and Administration and Corporate Development since January 2002. He served as Executive Vice President, Finance and Administration, from January 2000 to December 2001, and as Vice President, Finance and Administration from September 1997 through December 1999. Before joining Connetics, he was a member of the executive management team at BioCryst. Before joining BioCryst in 1994, Mr. Higgins was a member of the healthcare banking team of Dillon, Read & Co. Inc., an investment banking firm. He currently serves as a director of a private company. He received his A.B. from Colgate University.

Beth C. Seidenberg, M.D., was appointed to the Board in December 2005 pursuant to Kleiner Perkins Caufield and Byers’ (“KPCB”) rights under a Nomination and Observer Agreement with BioCryst dated as of December 16, 2005. Dr. Seidenberg has served as Partner of KPCB since May 2005.  Prior to joining KPCB, Dr. Seidenberg served as Amgen’s Chief Medical Officer and Senior Vice President, Global Development from January 2002 to December 2004, at Bristol-Myers Squibb Company as Senior Vice President, Global Development from September 2001 to January 2002, Senior Vice President, Clinical Development & Life Cycle Management from May 2000 to September 2001 and Vice President, Clinical Immunology/Pulmonary/Dermatology from April 2000 to May 2000 and at Merck/Merck Research Laboratories as Vice President, Pulmonary-Immunology from July 1998 to March 2000, Executive Director from March 1996 to June 1998, Senior Director from September 1993 to February 1996 and also served as both Director and Associate Director of Clinical Pharmacology from September 1991 to August 1993 and from June 1989 to August 1991, respectively.   She received her M.D. from University of Miami; completed post-doctoral training at Johns Hopkins Medical Center and specialty training in immunology and infectious diseases at the National Institutes of Health.  Dr. Seidenberg also has a B.S. degree in Biology and Anthropology from Barnard College.

William W. Featheringill was elected a Director in May 1995.  Mr. Featheringill is President, Chief Executive Officer and director, since 1973, of Private Capital Corporation, a venture capital company.  He currently serves as Chairman of Electronic Healthcare Systems, Inc., a system solutions provider to the ambulatory care industry, since June 1995, and Momentum Business Solutions, Inc., a telecom and VoIP company, since May 2001.  Mr. Featheringill is a Director of Altec Industries, Inc., Southern Research Institute and the Birmingham Museum of Art, and serves as a Trustee of Vanderbilt University.  Mr. Featheringill received a BE in Mechanical Engineering from Vanderbilt University and a J.D. degree from the Columbia University School of Law and a M.B.A. from the Columbia University Graduate School of Business.

Joseph H. Sherrill, Jr., was elected a Director in May 1995. Mr. Sherrill served as Chief Executive Officer and President of R. J. Reynolds (“RJR”) Asia Pacific, based in Hong Kong, where he oversaw RJR operations across Asia, including licensing, joint ventures and a full line of operating companies from August 1989 to his retirement in October 1994. Prior management positions with RJR include Senior Vice President of Marketing for R.J. Reynolds International, President and Chief Executive Officer of R.J. Reynolds Tabacos do Brazil, and President and General Manager of R.J. Reynolds Puerto Rico. Mr. Sherrill received his M.B.A. from Columbia University.

William M. Spencer, III, has been a Director of BioCryst since our inception. Mr. Spencer, who is retired, is also a private investor in Birmingham, Alabama. Mr. Spencer is a Founder of BioCryst, and served as our Chairman of the Board from our founding in 1986 until April 1992. He co-founded and operated Motion Industries from 1946 through its merger into Genuine Parts Company in 1976. He has founded several businesses and has served on the Board of Directors of numerous public and private corporations.

There are no family relationships among any of our directors or executive officers.

Should any nominee be unable or unwilling to accept election, it is expected that the proxies will vote for the election of such other person for the office of director as the Board may then recommend. The Board has no reason to believe that any of the persons named will be unable to serve or will decline to serve if elected.

Required Vote

The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Meeting is necessary to elect each of the nominees for director named above.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

2. APPROVAL OF THE STOCK INCENTIVE PLAN

We are asking our stockholders to approve the Stock Incentive Plan, which amends and restates our 1991 Stock Option Plan.  The Stock Incentive Plan will effect the following material changes to the 1991 Stock Option Plan:

•	increase the number of shares reserved for issuance by 1,500,000 shares;

•

increase the amounts of the initial automatic option grants to board members from 10,000 shares to 20,000 shares, and the annual automatic option grants to board members from 10,000 shares to 15,000 shares;

•	allow us to make discretionary stock issuances, in addition to discretionary grants of stock options;

•	eliminate limited stock appreciation rights with respect to future option grants in favor of tandem stock appreciation rights;

•	update and make uniform certain provisions regarding corporate transactions and changes in control of the Company; and

•	eliminate the ability of the Plan Administrator to loan funds to an option holder, guarantee a loan to an option holder or agree to the payment of an option’s exercise price in installments.

Our Board adopted the Stock Incentive Plan on March 7, 2006, subject to stockholder approval at this Meeting. The text of the Stock Incentive Plan is attached as Appendix A to this Proxy Statement.

Our Board believes the Stock Incentive Plan is necessary to assure that a sufficient reserve of Common Stock remains available for issuance as equity awards.  We use equity-based incentive compensation to attract and retain the services of key individuals essential to our long-term growth and financial success. We rely significantly on equity incentives in order to attract and retain key employees and believe that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees.  Our Board believes it is in the Company’s best interests to have the flexibility to offer direct stock issuances, as well as options, in order to attract and retain qualified executive officers, non-employee directors and key employees.  Option grants or stock issuances made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

The Board also believes that our non-employee directors should be adequately compensated for their service on the Board.  Our non-employee directors devote a significant amount of time and attention to our business and financial affairs, and this commitment has increased in recent years due to regulatory changes adopted by the Securities and Exchange Commission and the Nasdaq Stock Market.  Because competition for qualified non-employee directors continues to become more intense, the Board believes that increasing the amounts of automatic option grants to our non-employee directors is appropriate and in the Company’s best interests in order to attract and retain directors with the skills and experience we seek.

The following is a summary of the principal features of the Stock Incentive Plan.  We encourage our stockholders to read the full text of the Stock Incentive Plan, which is attached to this Proxy Statement as Appendix A.

Equity Incentive Programs

The Stock Incentive Plan consists of three (3) separate equity incentive programs:

•	the Discretionary Option Grant Program;

•	the Stock Issuance Program; and

•	the Automatic Option Grant Program for non-employee Board members.

The principal features of each program are described below.  The Compensation Committee of the Board will have the exclusive authority to administer the Discretionary Option Grant Program and the Stock Issuance Program with respect to option grants and stock issuances made to the Company’s executive officers and non-employee Board members, and will also have the authority to make grants under those programs to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make option grants or stock issuances to individuals other than the Company’s executive officers and non-employee Board members, or the Board may retain such authority.

The term “plan administrator,” as used in this summary, will mean the Compensation Committee, any secondary committee, or the Board, to the extent each such entity is acting within the scope of its administrative jurisdiction under the Stock Incentive Plan. However, neither the Compensation Committee nor any secondary committee will exercise any administrative discretion under the Automatic Option Grant Program.  All grants under that program will be made in strict compliance with the express provisions of such program.

Share Reserve

An aggregate of 4,957,982 shares of Common Stock have been reserved for issuance over the term of the Stock Incentive Plan.  This amount includes 3,457,982 shares of Common Stock that remain available for future issuance under the 1991 Stock Option Plan and the 1,500,000 share increase proposed under the terms of the Stock Incentive Plan.

The shares of Common Stock issuable under the Stock Incentive Plan may be drawn from shares of our authorized but unissued Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased on the open market.

No individual may receive options or stock issuances over the term of the Stock Incentive Plan exceeding 1,500,000 shares in the aggregate.

In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and per participant) under the Stock Incentive Plan and the securities in effect under each outstanding option and stock issuance and, where applicable, the option exercise price per share.

Eligibility

Officers and employees, non-employee Board members and independent consultants in the service of the Company or its parents or subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant Program and the Stock Issuance Program.  Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.

As of March 20, 2006, five executive officers, nine non-employee Board members and approximately 60 other employees and consultants were eligible to participate in the Discretionary Option Grant Program and the Stock Issuance Program. The nine non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

Valuation

The fair market value per share of Common Stock on any relevant date under the Stock Incentive Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market.  On March 20, 2006, the fair market value per share determined on such basis was $19.56.

Discretionary Option Grant Program

Terms of Options

The Plan Administrator will have complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

Each granted option will have an exercise price per share no less than the fair market value of the option shares on the grant date.  No granted option will have a term in excess of ten (10) years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date.  However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares.

Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares.  The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part.  Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Upon the optionee’s cessation of service as a result of death after at least five years of service, all of the optionee’s outstanding options will accelerate and become exercisable in full.

Stock Appreciation Rights

The Plan Administrator is authorized to issue tandem stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program.  The grant price of a stock appreciation right may not be less than the fair market value of our Common Stock on the date of the grant.

Tandem stock appreciation rights under the Discretionary Option Grant Program provide the holder with the right to surrender an option for an appreciation distribution from the Company.  The amount of such distribution will be equal to the excess of:

(i)	the fair market value of the vested shares of Common Stock subject to the surrendered option, over

(ii)	the aggregate exercise price payable for such shares.

Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock, or a combination thereof.

Stock Issuance Program

Shares may be issued under the Stock Issuance Program at a price per share not less than their fair market value, payable in cash. Shares may also be issued as consideration for services rendered without any cash outlay required from the recipient. The shares issued may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. To the extent a participant ceases service without completing the designated service period or performance goals, the Company has the right to repurchase the shares at the price paid, if any.  However, the plan administrator has the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the program. Share recipients shall have full stockholder rights with respect to their shares, including the right to vote the shares and to receive regular cash dividends.

Shares of common stock may also be issued under the program pursuant to share right awards that entitle the recipient to receive shares upon the attainment of designated service or performance goals.  Outstanding share right awards under the program will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the service or performance goals established for such awards are not attained. The plan administrator, however, has the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding share right awards as to which the service or designated performance goals are not attained. Share right award holders do not have stockholder rights with respect to such awards; however, the plan administrator may grant dividend equivalents entitling the holder of such awards to regular cash dividends payable on the underlying shares.  Dividend equivalents are subject to the same vesting schedule and payable at the same time as the shares underlying the share right award.

The plan administrator has complete discretion under the program to determine which eligible individuals are to receive stock issuances or share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award, the extent to which a share right award shall have an accompanying dividend equivalent, and the vesting schedule to be in effect for the stock issuance or share right award.

Automatic Option Grant Program

Terms of Options

Under the Automatic Option Grant Program, eligible non-employee Board members, including Board members who are former employees of the Company, will receive a series of option grants over their period of Board service.  Each non-employee Board member will, at the time of his or her initial election or appointment to the Board or upon continuing to serve as a Board member after ceasing to be employed by the Company, receive an option grant for up to 20,000 shares of Common Stock.  The amount of the initial grant shall be determined by multiplying:

(i)

a fraction, the numerator of which is the number of months remaining between the date the Board member first became a non-employee Board member and the date of the next Annual Meeting and the denominator of which is 12, by

(ii)	20,000 shares of Common Stock.

In addition, each year on the date of the Annual Meeting each individual who is to continue to serve as a non-employee Board member will automatically be granted an additional option to purchase 15,000 shares of Common Stock.  Other than the 1,500,000 share aggregate limit to any participant in the Stock Incentive Plan, there will be no limit on the number of such 15,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service.

Stockholder approval of the Stock Incentive Plan will also constitute pre-approval of each option granted under the Automatic Option Grant Program after the date of the Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

Each automatic grant will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date and will have a term of ten (10) years.  Each initial automatic option grant shall vest over the period to the Annual Meeting immediately following the grant with a pro rata portion of the grant vesting at the end of each calendar month during the period and with the final portion of the grant vesting on the date of the Annual Meeting.  Each annual automatic option grant shall vest and become exercisable for 1/12th of the option shares upon the optionee’s completion of each month of Board service over the twelve (12)-month period measured from the automatic grant date.  With respect to both the initial automatic option grant and the annual automatic option grant, vesting shall cease and options shall not become exercisable for any additional option shares following the optionee’s cessation of Board service for any reason.  Following an optionee’s cessation of Board service for any reason, each option vested at the time of cessation of Board service will remain exercisable by the optionee (or after the optionee’s death, his estate or heirs) for the remainder of the ten (10) year term of that option.

Stock Appreciation Rights

The terms of the Automatic Option Grant Program provide that options shall have one of two different stock appreciation rights, depending on the date on which the option is granted.  In either case, however, the grant price of the stock appreciation right may not be less than the fair market value of our Common Stock on the date of the grant.

Each option granted under the Automatic Option Grant Program prior to March 7, 2006 includes a limited stock appreciation right that will be amended upon adoption of the Plan so that, upon the successful completion of a hostile tender offer for more than fifty percent (50%) of our outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for Board membership, the option may be surrendered to the Company in return for a cash distribution from the Company.  The amount of the distribution per surrendered option share will be equal to the excess of:

(i)	the fair market value per share at the time the option is surrendered, over

(ii)	the exercise price payable per share under such option.

Each option granted under the Automatic Option Grant Program on or after March 7, 2006 will contain a tandem stock appreciation right that gives the holder the right to surrender the option for an appreciation distribution from the Company.  The amount of such distribution will be equal to the excess of:

(i)	the fair market value of the vested shares of Common Stock subject to the surrendered option, over

(ii)	the aggregate exercise price payable for such shares.

To prohibit discretion, the terms of the tandem stock appreciation right provide that the appreciation distribution must be made in shares of Common Stock.

General Provisions

Acceleration

In the event that the Company is acquired by merger or asset sale or otherwise undergoes a change in control (including a change effected through the successful completion of a tender offer for more than 50% of our outstanding voting stock or a change in the majority of the Board effected through one or more contested elections for Board membership), the vesting of each outstanding option under the Discretionary Option Grant Program and the Automatic Option Grant Program, and the vesting of each share right award under the Stock Issuance Program, shall automatically accelerate in full.  However, the Plan Administrator generally may impose terms and conditions at the time of grant that prevent this automatic acceleration.

In addition, and except as provided in the terms of any stock issuance, all outstanding repurchase rights under the Stock Issuance Program will terminate upon a merger, asset sale or other change in control, and all underlying shares issued under the Stock Issuance Program will immediately vest, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to a successor corporation or otherwise continued in effect pursuant to the terms of a merger or asset sale.

The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Special Tax Election

The Plan Administrator may provide one or more participants in the Discretionary Option Grant Program and Stock Issuance Program with the right to have us withhold a portion of the shares otherwise issuable to such participants in satisfaction of applicable withholding taxes that attach upon the exercise of options or the vesting of stock issuances or share right awards.  Alternatively, the Plan Administrator may allow participants to deliver previously acquired shares of Common Stock in payment of such withholding tax liability.

Amendment and Termination

The Board may amend or modify the Stock Incentive Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations (including rules of the Nasdaq Stock Market).  Unless sooner terminated by the Board, the Stock Incentive Plan will terminate on the earliest of:

(i)	March 6, 2016 (but any options, stock issuances or other awards outstanding on such date shall remain in effect in accordance with their terms);

(ii)	the date on which all shares available for issuance under the Stock Incentive Plan have been issued as fully-vested shares; or

(iii)	the termination of all outstanding options and stock issuances in connection with certain changes in control or ownership of the Company.

New Plan Benefits

The 1991 Stock Option Plan was in effect during the last fiscal year, and the awards to our executive officers during 2005 are reflected below under the heading “Executive Compensation—Option Grants in 2005.”  As of March 20, 2006, the Compensation Committee had not granted any stock options to our executive officers during 2006.  Each of the non-employee Board members will receive an annual automatic option grant under the Automatic Option Grant Program immediately following the Meeting.  The following tabulation reflects the awards granted or expected to be granted to the following persons for 2006 under the 1991 Stock Option Plan (for grants before March 7, 2006) and the Stock Incentive Plan (for grants on or after March 7, 2006).

Name and Position	Dollar Value ($)	Number of Stock Options

Charles E. Bugg, Ph.D. Chairman and Chief Executive Officer	(1)	(1)
J. Claude Bennett, M.D. President, Chief Operating Officer and Medical Director	(1)	(1)
Michael A. Darwin Chief Financial Officer, Treasurer and Secretary	(1)	(1)
Randall B. Riggs Senior Vice President, Business Development	(1)	(1)
Jonathan M. P. Nugent Vice President, Corporate Communications	(1)	(1)
Executive Officer Group	(1)	(1)
Non-Employee Director Group	(2)	135,000 (3)
Employee Group	(1)	(1)

(1)

Future awards under the Stock Incentive Plan are indeterminable.  All grants are determined by the Plan Administrator in its discretion and no arrangements have been made at this time with respect to the shares reserved for issuance under the Stock Incentive Plan.

(2)

The dollar value of the options to be granted to our non-employee directors pursuant to the Automatic Option Grant Program is indeterminable because the options will be granted immediately after the Meeting and their value will depend on the value of our Common Stock at that time.

(3)

Represents the options to be granted pursuant to the Automatic Option Grant Program under the Stock Incentive Plan to non-employee directors immediately following the Meeting.  If our stockholders do not approve the Stock Incentive Plan, our non-employee directors will receive an automatic stock option grant for 10,000 shares immediately following the Meeting, under the terms of the 1991 Stock Option Plan as currently in effect.

As of March 20, 2006, 3,457,982 shares of Common Stock remained available for future issuance under the 1991 Stock Option Plan, which includes 3,019,335 shares reserved for options already issued and 438,647 shares reserved for options available for issuance, but excludes the increase of 1,500,000 shares of Common Stock included in the proposed Stock Incentive Plan.

Federal Income Tax Consequences

Option Grants

Options granted under the Stock Incentive Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements.  The federal income tax treatment for the two types of options differs as follows:

Incentive Options.  No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised.  The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise transferred.  For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying.  A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date.  If either of these two holding periods is not satisfied, then a disqualifying disposition will result.  If the optionee makes a qualifying disposition, the taxable income recognized by the optionee will be treated as a long-term capital gain and we will not be entitled to an income tax deduction.  If the optionee makes a disqualifying disposition of the purchased shares, then for the taxable year in which such disposition occurs, the optionee will recognize ordinary income, and we will be entitled to an income tax deduction, in an amount generally equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares.

Non-Statutory Options.  No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised, in an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s termination of service prior to vesting, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares.  If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option.  The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

No taxable income is recognized upon receipt of a stock appreciation right.  The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution.  We will be entitled to an income tax deduction equal to the appreciation distribution in the taxable year in which the ordinary income is recognized by the optionee.

Stock Issuances

Generally, the issuance of unvested stock will not result in taxable income to the employee.  Instead, upon vesting, the fair market value of such shares, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation.  Any cash dividends or other distributions paid with respect to the stock prior to vesting will also be included in the holder’s ordinary income as compensation when paid.  The participant may however, elect under Section 83(b) of the Internal Revenue Code, to include in his ordinary income at the time the stock is issued the fair market value of such shares less any amount paid therefor.  Any cash dividends paid thereafter will be treated as dividend income.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to the stock issuance.  The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the participant.

Share Rights Awards

No taxable income is recognized by a participant upon grant of a share right award. The participant will recognize ordinary income in the year in which the share right award vests and the underlying stock is issued to the participant, in an amount equal to the fair market value of the shares on the date of issuance.  Any cash or other property paid with respect to such shares on the vesting date will also be includible in the participant’s ordinary income as compensation at the time of payment.  A participant may not make an 83(b) election with respect to a share right award.  We will be entitled to an income tax deduction to the extent the participant recognizes ordinary income with respect to a share right award.  The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the participant.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by the Company in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers.  Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).  Compensation attributable to stock issuances or share right awards granted under the Stock Incentive Plan may or may not qualify for the performance-based compensation exception, depending upon the specific terms of each grant.

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting is necessary to approve the Stock Incentive Plan.  Accordingly, abstentions and broker non-votes with respect to the proposal to approve the Stock Incentive Plan will have the same effect as a vote against the proposal to approve the Stock Incentive Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS DEEMS THE APPROVAL OF THE STOCK INCENTIVE PLAN TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK INCENTIVE PLAN.

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2006. Services provided to the Company by Ernst & Young LLP in fiscal 2005 are described below.

We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accountants. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.

Representatives of Ernst & Young LLP will be present at the Meeting to respond to appropriate questions and to make such statements as they may desire.

Audit Fees

In connection with the audit of the 2005 financial statements, we entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Set forth below is information relating to the aggregate fees paid to Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2005 and 2004, respectively.

	2005	2004

(1) Audit Fees	$212,200	$197,500
(2) Audit-related fees	0	0
(3) Tax fees	0	0
(4) All other fees	0	0

The Audit Committee has considered whether the provision of the services covered by “All Other Fees” is compatible with maintaining the independent registered public accounting firm’s independence and determined that such provision of services is so compatible.  It is the policy of the Audit Committee, as set forth in the Audit Committee Charter, to pre-approve, consistent with the requirements of the federal securities laws, all auditing services and non-audit services provided to the Company by its independent registered public accounting firm, other than such non-audit services as are prohibited by law to be performed by the independent registered public accounting firm and other than as provided in the de minimis exception set forth in applicable provisions of the federal securities laws.  The Committee may delegate to one or more designated members of the Committee the authority to grant the required pre-approvals, provided that the decisions of any member(s) to whom such authority is delegated to pre-approve an activity shall be presented to the full Committee at each of its scheduled meetings.

Required Vote

The affirmative vote of the holders of a majority of the votes cast on the proposal to ratify our selection of Ernst & Young LLP as our independent registered public accountants is necessary for ratification. Abstentions and broker non-votes will not be counted as votes “for” or “against” this proposal and therefore will have no effect on the outcome with respect to this proposal.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2006.

In the event our stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

CORPORATE GOVERNANCE

The Company is governed by a Board of Directors, which currently consists of eleven directors as determined by resolution of the Board in accordance with The Certificate of Incorporation. The Board has determined that nine of the eleven current members (Biggar, Featheringill, Gordon, Higgins, Horovitz, Seidenberg, Sherrill, Spencer, and Steer) are independent as defined by the National Association of Securities Dealers, Inc. (“NASD”) in its Rule 4200. The Board annually appoints a lead director to preside over any executive session of the non-management directors.  During 2005, there were three executive sessions held by the independent board members.  The Board has established the Audit, Compensation, and Corporate Governance and Nominating committees to assist in the oversight of the Company. The Board has adopted charters for each of these committees, which are posted on our website at www.biocryst.com.  We also make available at our website our code of business conduct, which applies to all employees of the Company as well as the members of our Board of Directors. Printed copies of these charters or our code of business conduct may be obtained, without charge, by contacting the Corporate Secretary, BioCryst Pharmaceuticals, Inc., 2190 Parkway Lake Drive, Birmingham, Alabama 35244.

Committees of the Board

Audit Committee

We have an Audit Committee, consisting of Messrs. Higgins, Sherrill and Gordon, which is responsible for the review of internal accounting controls, financial reporting and related matters. The Audit Committee also recommends to the Board the independent accountants selected to be our auditors and reviews the audit plan, financial statements and audit results. The Board has adopted an Amended and Restated Audit Committee Charter that meets all the applicable rules of the Nasdaq National Market (“Nasdaq”) and the Securities and Exchange Commission (“SEC”). The Audit Committee Charter can be found on our website at www.biocryst.com.  The Audit Committee members are “independent” directors as defined by the NASD in its Rule 4200 and Rule 4350(d)(2) and meet Nasdaq’s financial literacy requirements for audit committee members.  The Board has determined that Mr. Higgins qualifies as the “audit committee financial expert,” as such term is defined in Item 401(h)(2) of Regulation S-K under the federal securities laws. The Audit Committee met five times during 2005.

Compensation Committee

We also have a Compensation Committee consisting of Messrs. Horovitz, Steer and Higgins. The Compensation Committee is responsible for the annual review of officer compensation and other incentive programs and is authorized to award options under our 1991 Stock Option Plan and the Stock Incentive Plan described in Proposal 2, if it is approved by our stockholders. The Board has adopted a Compensation Committee Charter that meets all the applicable rules of the Nasdaq and the SEC. The Charter can be found on our website at www.biocryst.com. The Compensation Committee members are “independent” directors as defined by NASD Rule 4200.  The Compensation Committee held two meetings during 2005.

Corporate Governance and Nominating Committee

We have a Corporate Governance and Nominating Committee comprised of all independent directors, as defined by NASD Rule 4200, with terms not expiring in the current year. The current members of the committee are Messrs. Featheringill, Higgins, Sherrill and Spencer and Drs. Gordon and Seidenberg. The Corporate Governance and Nominating Committee nominates persons for election or re-election as directors and provides oversight of the corporate governance affairs and policies of the Board of Directors and the Company. The Board has adopted a Corporate Governance and Nominating Committee Charter that meets all the applicable rules of the Nasdaq and the SEC.  The Charter can be found on our website at www.biocryst.com.  The Corporate Governance and Nominating Committee members are “independent” directors as defined by NASD Rule 4200.  The Corporate Governance and Nominating Committee held one meeting during 2005.

Selection of Board Nominees

The Corporate Governance and Nominating Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders.  The Committee has established a procedure for submission of nominees by stockholders and will consider nominees recommended in writing, including biographical information and personal references.  All submissions by stockholders should be sent directly to the Chairman of the Board, Dr. Charles E. Bugg, at 2190 Parkway Lake Drive, Birmingham, Alabama, 35244.  Suggestions of candidates for election at the 2007 Annual Meeting must be received by the Chairman by December 13, 2006.  The Chairman will provide copies of all submissions to the Committee for their consideration.

The Committee reviews all submissions and evaluates them based on predetermined selection criteria to identify prospective nominees.  Once the Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate.  This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or to others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the prospective nominee’s background and experience. The Committee then evaluates the prospective nominee against our director selection criteria, including:

•	the ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Stockholder Communications

Stockholders interested in communicating directly with the Board, or specified individual directors, may do so by writing the Secretary of the Company, Michael A. Darwin, 2190 Parkway Lake Drive, Birmingham, Alabama, 35244.  The Secretary of the Company will review all such correspondence and will regularly forward to the Board copies of all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention.   Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of such correspondence.  Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Director Attendance

During 2005, the Board held ten (10) meetings.  Each member of the Board attended at least 75% of the meetings of the Board and committees of the Board of which he or she is a member.  We encourage all members of the Board to attend the Annual Meeting of Stockholders. Six members of the Board of Directors were in attendance at the 2005 Annual Meeting of Stockholders.

Director Compensation

Directors who are employees of the Company do not receive any additional compensation for their services as a director.  Non-employee directors receive a separate fee for attending Board meetings, and are reimbursed for expenses incurred in attending Board or committee meetings and while representing the Company in conducting certain business. Effective in January 2006, the fee is $1,000 per Board meeting attended by teleconference and $1,500 per meeting attended in person, compared to $500 and $1,000 during 2005. There is an additional fee of $500 per committee meeting attended, an increase from $200 during 2005, and the Chairpersons of the Audit and Compensation Committees will be paid an annual retainer fee of $4,000 and $2,000, respectively as compared to $2,000 and $1,000 during 2005. Individuals when they first become non-employee Board members, at the time of commencement of Board service or upon ceasing to be an employee of the Company, receive a grant of options to purchase 10,000 shares (pro-rated for the number of months from commencement of service to the Annual Meeting) pursuant to the automatic option grant program under our 1991 Stock Option Plan, as amended.  After the Annual Meeting each non-employee director receives an automatic grant of options to purchase 10,000 shares, which vest 1/12th per month pursuant to the terms of the amended 1991 Stock Option Plan.  In connection with its adoption of the Stock Incentive Plan described in Proposal 2, the Board has approved an increase in the shares to be granted under the automatic grant program to 20,000 shares upon initial election and 15,000 annually, both of which are prorated for actual service until the next Annual Meeting. This change will be effective after the 2006 Annual Meeting subject to the approval of the Stock Incentive Plan by our stockholders.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Drs. Horovitz and Steer and Mr. Higgins. There are no Compensation Committee interlocks.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the annual and long-term compensation paid by the Company during the 2005, 2004, and 2003 fiscal years to our Chief Executive Officer and each of our other executive officers serving in such capacities at the end of the 2005 fiscal year whose annual salary and bonus for the 2005 fiscal year exceeded $100,000 (collectively, the “Named Executive Officers”):

	Annual Compensation						Long-Term Compensation Awards-Securities Underlying Options

Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation (1)

Charles E. Bugg, Ph.D.	2005	$425,016	$55,374		$119,280	(2)	53,694
Chairman and	2004	400,008	0		$426,300	(3)	52,613
Chief Executive Officer	2003	300,000	484,500	(4)	11,584		38,457
J. Claude Bennett, M.D.	2005	325,008	42,384		12,354		41,059
President, Chief Operating	2004	304,512	0		11,834		40,053
Officer and Medical Director	2003	228,384	0		12,781		29,276
Michael A. Darwin	2005	202,518	27,386		10,628		33,532
Chief Financial Officer,	2004	168,972	0		49,273	(5)	20,716
Treasurer and Secretary	2003	142,710	0		6,990		14,743
Randall B. Riggs (6)	2005	212,500	75,000		10,680		80,000
Senior Vice President, Business
Development
Jonathan M. P. Nugent (7)	2005	117,589	23,474		27,151	(8)	35,000
Vice President, Corporate Communications

(1)	Except as separately noted, represents the Company contribution to the 401(k) Plan and Group Term Life Insurance provided by the Company.
(2)

Includes compensation of $107,196 related to the exercise of stock options during September 2005. Dr. Bugg exercised options on 100,000 shares that were expiring in 2005 and sold 95,000 of the shares acquired, which resulted in taxable income.

(3)

Includes compensation of $414,466 related to the exercise of stock options during April 2004. Dr. Bugg exercised options on 100,000 shares that were expiring in 2004 and sold 85,000 of the shares acquired, which resulted in taxable income.

(4)

On October 24, 2003, our compensation committee voted to pay Dr. Charles E. Bugg, our Chairman and Chief Executive Officer, $484,500 as consideration for the cancellation of options held by Dr. Bugg to purchase 170,000 shares of our common stock. The expiration date of the options was November 18, 2003, and the exercise price of the options was $6.00 per share. The closing price of our stock was $8.85 on October 24, 2003.

(5)	Includes compensation of $40,584 related to the exercise of stock options during March 2004.
(6)	Mr. Riggs joined BioCryst as an executive officer in February 2005.
(7)	Mr. Nugent joined BioCryst as an executive officer in May 2005.
(8)	Includes compensation of $25,000 for a moving allowance.

Option Grants in 2005

The following table shows, with respect to our Named Executive Officers, certain information with respect to option grants in 2005. All of the grants were made under our 1991 Stock Option Plan.  BioCryst has not granted any separately exercisable stock appreciation rights.

Name	Number of Securities Underlying Options Granted	% of Total Options Granted	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)

					5%	10%

Charles E. Bugg, Ph.D.	53,694	8.22	$4.30	05/11/2015	$145,202	$367,970
J. Claude Bennett, M.D.	41,059	6.28	4.30	05/11/2015	111,034	281,381
Michael A. Darwin	33,532	5.13	4.30	05/11/2015	90,679	229,798
Randall B. Riggs	80,000	12.25	6.00	03/01/2015	301,869	764,996
Jonathan M. P. Nugent	35,000	5.36	4.66	05/31/2015	102,573	259,939

(1)

Amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company’s estimate of the future market price of the Common Stock.

Aggregate Option Exercises in 2005 and Year-end Option Values

The following table shows, with respect to our Named Executive Officers, the number and value of (1) shares from options exercised during 2005; and (2) unexercised options held by the Named Executive Officers as of December 31, 2005.

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options		Values of Securities Underlying Unexercised Options (2)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Charles E. Bugg, Ph.D.	100,000	$76,500	462,888	102,320	$3,640,876	$1,186,125
J. Claude Bennett, M.D.	12,087	44,257	354,199	78,078	2,456,938	905,270
Michael A. Darwin	0	0	41,110	53,240	422,036	630,333
Randall B. Riggs	0	0	0	80,000	0	860,000
Jonathan M. P. Nugent	0	0	0	35,000	0	423,150

(1)

The value realized equals the difference between the option exercise price and the closing fair market value of BioCryst’s common stock on the date of exercise multiplied by the number of shares for which the option was exercised. For Dr. Bugg, the value realized does not match the compensation in the Summary Compensation Table on page 16 because only 95,000 of the 100,000 shares acquired upon exercise were actually sold and the closing price was different than the actual sales price. For Dr. Bennett, no shares were sold so there is no compensation included on the Compensation Table.

(2)	Amounts reflect the net values of outstanding stock options computed as the difference between $16.75 per share (the fair market value at December 30, 2005) and the exercise price therefor.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2005, concerning shares of common stock authorized for issuance under all of our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by stockholders	3,241,351	$7.60	568,648	(1)
Equity compensation plans not approved by stockholders	None	N/A	None

(1)

This number includes 443,047 shares of common stock reserved for future issuance under the 1991 Stock Option Plan, as amended, and 125,601 shares of common stock reserved for future issuance under the Employee Stock Purchase Plan, as amended.

Employment Agreements and Change in Control Arrangements

Charles E. Bugg, Ph.D.  For a description of Dr. Bugg’s employment agreement and the amount of salary reduction payments that would be due and payable to him upon a change in control of BioCryst, see “Compensation Report on Executive Compensation” below.

J. Claude Bennett, M.D.  For a description of the amount of salary reduction payments that would be due and payable to Dr. Bennett upon a change in control of BioCryst, see “Compensation Report on Executive Compensation” below.

Randall B. Riggs.  BioCryst entered into a letter agreement with Mr. Riggs effective February 1, 2005. Pursuant to the terms of this agreement, Mr. Riggs serves as our primary executive officer in charge of commercialization of the products of our research developments, reporting to the Chief Executive Officer.  The letter agreement provides that Mr. Riggs will receive a salary of $255,000 per year and also provided for the grant of an option to acquire 80,000 shares of our common stock at a price determined based on the price of our stock on his first day of work.  Twenty-five percent of such options are exercisable 25% one year after the date of the grant and the remaining 75% shall vest and become exercisable at the rate of 1/48th per month commencing with the 13th month.  Mr. Riggs also is entitled to receive such other benefits and perquisites provided to other executive officers of BioCryst, which benefits may include, without limitation, reasonable vacation, sick leave, medical and dental benefits, life and disability insurance, and participation in profit sharing or retirement plans.

Jonathan M. P. Nugent.  BioCryst entered into a letter agreement with Mr. Nugent effective May 4, 2005. Pursuant to the terms of this agreement, Mr. Nugent serves as our primary executive officer in charge of corporate communications, reporting to the Chief Executive Officer.  The letter agreement provides that Mr. Nugent will receive a salary of $180,000 per year, plus an annual incentive bonus of not less than 12% of his annual base salary and up to a maximum of 30%, payable in a combination of cash and stock options.  The agreement further provided for the grant of an option to acquire 35,000 shares of BioCryst’s common stock at a price determined based on the price of our stock on his first day of work.  Twenty-five percent of such options are exercisable one year after the date of the grant and the remaining 75% shall vest and become exercisable at the rate of 1/48th per month commencing with the 13th month.  Mr. Nugent also is entitled to receive such other benefits and perquisites as are provided to other executive officers of BioCryst, which benefits may include, without limitation, reasonable vacation, sick leave, medical and dental benefits, life and disability insurance, and participation in profit sharing or retirement plans.

Certain Relationships and Related Transactions

During 2005, there were no relationships or related transactions requiring disclosure between the Company and any of its directors, executive officers or five percent stockholders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this Report or the performance graph by reference in such filings.

General

The Compensation Committee is composed exclusively of non-employee, independent directors. The Committee reviews the compensation program for the Chief Executive Officer and other members of senior management, including the executive officers listed in the Summary Compensation Table appearing on page 16 (the “named executives”), and determines and administers their compensation. In the case of the Chief Executive Officer, the compensation determination made by the Committee is also subject to approval by the entire Board. The Committee also oversees the administration of the 1991 Stock Option Plan of the Company and will oversee the Stock Incentive Plan if it is approved by the Company’s stockholders at the Meeting.

The Committee’s philosophy is to provide a compensation package that attracts and retains executive talent. The Company’s compensation program for executive officers is primarily comprised of base salary, periodic bonuses and long-term incentives in the form of stock option grants.  Executives also participate in various other benefit plans, including medical, dental, 401(k), life insurance, disability insurance and vacation plans, which are available to all full-time employees of the Company.

Compensation of executive officers of the Company was based upon individual assessments of the amount of compensation required to attract qualified individuals to fill positions with the Company and motivate such individuals to focus on achieving the objectives of the Company. Historically, the Compensation Committee has periodically used compensation consultants to perform a thorough review of the Company’s executive compensation program. These consultants compare the Company’s compensation plans, including cash compensation and stock option grants, to those of a similar peer group of publicly traded companies in the biotechnology and biopharmaceutical industries. The Compensation Committee uses the results from these reviews plus the current information from the Biotechnology Compensation Survey Report prepared by Radford Associates and the BioWorld Executive Compensation Report as factors in determining the appropriateness of executive compensation levels. The Compensation Committee is responsible for determining when to use consultants and for obtaining all reports prepared by such consultants for their use in determining the appropriate level of compensation for the Company’s employees. There were no consultants hired by the Compensation Committee during 2005.

The Company believes in tying executive and employee rewards directly to the long-term success of the Company and increases in stockholder value through grants of stock options.  The Company also believes that the grant of stock options should be reflective of the Company’s success in meeting objectives established for the Company by the Board and each individual officer’s ability to contribute toward meeting such objectives.  The stock options awarded to the Company’s executive officers in 2005 were based on a subjective evaluation by the Compensation Committee of the past performance of the officers and the desire to retain and adequately compensate them to achieve the Company’s objectives, including, without limitation, making progress with respect to its clinical and basic research projects, each individual officer’s contribution to the Company’s achievements of its objectives and the Compensation Committee’s subjective determination of the appropriate level of stock options for persons holding the officer’s position with the Company.  No specific relative weight was assigned to any of the factors considered.

On August 5, 2002, at the request of Drs. Bugg and Bennett, the Compensation Committee and Board of Directors approved a reduction in salary of 25% for both Dr. Charles E. Bugg, Chairman and Chief Executive Officer, and Dr. J. Claude Bennett, President, Chief Operating Officer and Medical Director, effective August 1, 2002.  On December 8, 2003, the Compensation Committee and Board of Directors restored their salaries to the full amount in effect prior to August 1, 2002. This change became effective on January 1, 2004. In the event of any change of control of the Company, the cumulative salary reduction totaling $249,509, combined, would become due and payable to them.

Chief Executive Officer

Charles E. Bugg, Ph.D., entered into a three-year employment agreement with the Company on March 17, 2004. Under the terms of the agreement, Dr. Bugg will serve as Chairman of the Board of Directors and Chief Executive Officer of the Company. Dr. Bugg is to receive minimum annual compensation of $400,000.  Dr. Bugg will receive, on or before the last day of each year during the term of the Bugg Agreement, an additional option to purchase a minimum of 25,000 shares of Common Stock of the Company under the Company’s 1991 Stock Option Plan or the Stock Incentive Plan, if it is approved by our stockholders. The exact number of shares will be determined by the plan administrator, which is presently the Compensation Committee, based on Dr. Bugg’s performance and the results of operations of the Company during such year. For 2005, 2004, and 2003 the Committee granted Dr. Bugg options to purchase 53,694, 52,613, and 38,457 shares of Common Stock, respectively. Dr. Bugg is also entitled to all employee benefits generally made available to executive officers. Dr. Bugg may, if he desires, also hold positions at UAB, provided that he does not devote more than ten percent of his time to such activities.

In assessing the performance of the Company and Dr. Bugg in determining the number of options to be granted for 2005, the Compensation Committee relied solely on a subjective evaluation of the Company’s progress with respect to its research projects and Dr. Bugg’s contribution toward these results.  No specific criteria were utilized in evaluating such performance, however, and no relative weight was assigned to any specific factors considered.  The Compensation Committee did not consider the amount of options held by Dr. Bugg in determining the amount of options to be awarded to him for 2005.  Such review in 2005 resulted in the Compensation Committee granting Dr. Bugg options to purchase 53,694 shares of Common Stock at $4.30 per share, the fair market value on the date of such grant.

Section 162(m)

The Compensation Committee has reviewed all compensation programs for compliance with Section 162(m) of the Code.  Currently, options granted by this Committee are exempt from the $1 million limit on deductibility of executive compensation under the rules.  Compensation attributable to stock issuances or share right awards under the Stock Incentive Plan, if it is approved by the Company’s stockholders at this Meeting, may or may not qualify for the performance-based compensation exception, depending upon the specific terms of each grant.

This report is submitted by the Compensation Committee, consisting of Zola P. Horovitz, Ph.D. (Chairman), Randolph C. Steer, M.D., Ph.D., and John L. Higgins.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this Report by reference in such filings.

The Audit Committee is composed of three independent directors, and is responsible for overseeing the Company’s financial accounting, reporting and controls on behalf of the Board of Directors.  The Audit Committee operates under a written charter which can be found on the Company’s website at www.biocryst.com. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.  In fulfilling its oversight responsibilities, the Committee reviewed with management the financial statements in the Annual Report on Form 10-K for the year ended December 31, 2005, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.  In addition, the Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standard (“SAS”) No. 61 (Codification of Statements on Auditing Standards, AU §380), Communication with Audit Committees, as amended.  The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Ernst & Young LLP their independence.  The Committee also considered the compatibility of non-audit services with Ernst & Young LLP’s independence.

The Committee discussed with Ernst & Young LLP the overall scope and plans for their audit.  The Committee meets with Ernst & Young LLP, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.  The Committee and the Board approved the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005 and has approved the retention of Ernst & Young LLP as the principal accounting firm to be used by the Company throughout the fiscal year ending December 31, 2006.

This report is submitted by the Audit Committee, consisting of John L. Higgins (Chairman), Carl L. Gordon, CFA, Ph.D., and Joseph H. Sherrill, Jr.

	Beginning Investment 12/31/00	Investment at 12/31/01	Investment at 12/31/02	Investment at 12/31/03	Investment at 12/31/04	Investment at 12/31/05

BioCryst Pharmaceuticals, Inc.	$100.00	$59.77	$14.49	$103.40	$87.25	$252.83
The Nasdaq Stock Market	100.00	79.32	54.84	81.99	89.22	91.12
Nasdaq Pharmaceutical Stocks	100.00	85.23	55.07	80.73	85.98	94.67

The Performance Graph for BioCryst measures the change in a $100 investment in our Common Stock based on its closing price of $6.625 on December 31, 2000 and its year-end closing price thereafter.  BioCryst’s relative performance is then compared with the CRSP Total Return Indexes for The Nasdaq Stock Market (US) and Nasdaq Pharmaceutical Stocks.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock as of March 20, 2006 by (i) each director, (ii) each of the Named Executive Officers, (iii) all directors and executive officers of the Company as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of our Common Stock. Unless otherwise noted below, the address for each person listed in the table is the principal executive offices of the Company.

Name and Address	Amount and Nature of Beneficial Ownership (1)		Percent of Class

William W. Featheringill 100 Brookwood Place, #410 Birmingham, Alabama 35209	2,860,072	(2)	9.8%
Felix J. and Julian C. Baker 667 Madison Avenue New York, NY 10021	1,774,838	(3)	6.1
Kleiner Perkins Caufield & Byers entity and related persons 2750 Sand Hill Road Menlo Park, CA 94025	1,485,886	(4)	5.1
OrbiMed Advisors LLC, OrbiMed Capital II LLC and Samuel D. Isaly, including Carl L. Gordon, Director 767 Third Avenue New York, NY 10017	1,122,500	(5)	3.9
Charles E. Bugg, Ph.D.	569,663	(6)	1.9
William M. Spencer, III	626,859	(7)	2.2
Joseph H. Sherrill, Jr.	579,500	(8)	2.0
J. Claude Bennett, M.D.	389,938	(9)	1.3
Randolph C. Steer, M.D., Ph.D.	104,200	(10)		*
Zola P. Horovitz, Ph.D.	86,750	(11)		*
John L. Higgins	20,000	(12)		*
Stephen R. Biggar, M.D., Ph.D.	5,833	(13)		*
Beth C. Seidenberg, M.D.	4,167	(14)		*
Michael A. Darwin	32,016	(12)		*
Randall B. Riggs	23,333	(12)		*
Jonathan M. P. Nugent	0			*
All executive officers and directors as a group (15 persons)	6,424,831	(15)	21.2

(*)	Less than one percent.
(1)	Gives effect to the shares of Common Stock issuable within 60 days after March 20, 2006 upon the exercise of all options and other rights beneficially held by the indicated stockholder on that date.
(2)	Includes 925,000 shares held by a partnership of which he is a beneficial owner and 77,500 shares issuable upon exercise of stock options.
(3)

From Schedule 13D/A filed with the SEC on March 16, 2006.  Excludes shares beneficially owned by Stephen R. Biggar, M.D., Ph.D., a director of the Company appointed to the board under a Stock Purchase Agreement dated as of February 17, 2005, as to which beneficial ownership is disclaimed.

(4)

Based on information provided to BioCryst by Kleiner Perkins Caufield & Byers, indicating that 1,114,414 shares are held by KPCB Pandemic Bio Defense Fund, LLC and certain principals of KPCB, including L. John Doerr III, and that 371,472 shares are held by KPTV, LLC, an entity in which Mr. Doerr is the managing member.  Excludes shares beneficially owned by Beth C. Seidenberg, M.D., a director of the Company appointed to the board under a Nomination and Observer Agreement dated as of December 16, 2005, described in Note 14 below, as to which beneficial ownership is disclaimed.

(5)

From Schedule 13D/A filed with the SEC on December 7, 2005, and includes options granted related to Carl L. Gordon’s position on the Board with 22,500 shares issuable upon exercise of stock options.  Each of the OrbiMed entities disclaims beneficial ownership of the shares beneficially owned by Dr. Gordon, and Dr. Gordon disclaims beneficial ownership of the shares beneficially owned by the OrbiMed entities, except to the extent of their pecuniary interest therein.

(6)	Includes 73,138 shares held by a partnership of which he is a beneficial owner, and 434,086 shares issuable upon exercise of stock options.
(7)	Includes 83,750 shares issuable upon exercise of stock options and 10,000 shares held by Mr. Spencer’s spouse. Mr. Spencer disclaims beneficial ownership of the 10,000 shares held by his spouse.
(8)

Includes 77,500 shares issuable upon exercise of stock options, 10,000 shares which Mr. Sherrill holds jointly with his spouse, 1,000 shares held by Mr. Sherrill’s son and 10,000 shares held by Mr. Sherrill’s spouse. Mr. Sherrill disclaims beneficial ownership of the 11,000 shares held by his spouse and son.

(9)	Includes 356,383 shares issuable upon exercise of stock options.
(10)	Includes 90,000 shares issuable upon exercise of stock options.
(11)	Includes 83,750 shares issuable upon exercise of stock options.
(12)	Includes shares issuable upon exercise of stock options.
(13)	Includes 5,833 shares issuable upon exercise of stock options. Excludes shares beneficially owned by Felix J. and Julian C. Baker, as to which beneficial ownership is disclaimed.
(14)

Includes 4,167 shares issuable upon exercise of stock options.  Excludes shares held by Kleiner Perkins Caufield & Byers entity and related persons described in Note 4 above, as to which beneficial ownership is disclaimed.

(15)	See Notes (1) through (14).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”) requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”), to file reports of ownership with the Securities and Exchange Commission.  Reporting Persons are required by the Act regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain Reporting Persons that no Forms 5 were required for those persons, we believe that during 2005 our Reporting Persons were in compliance with all applicable filing requirements, except that Carl L. Gordon failed to include on his initial Form 3 filing and three subsequent Form 4 filings, all of which were timely filed, an aggregate of 1,100,000 shares beneficially owned by OrbiMed Advisors LLC, of which Dr. Gordon is a partner, and its affiliates.  This shares were reported on Dr. Gordon’s Form 4 which was timely filed on December 6, 2005.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our 2007 Annual Meeting of Stockholders must be received by the Company by December 13, 2006 to be considered for inclusion in our proxy statement relating to such meeting.

A stockholder must notify the Company before February 26, 2007 of a proposal for the 2007 Annual Meeting which the stockholder intends to present other than by inclusion in our proxy material.  If we do not receive such notice prior to February 24, 2007, proxies solicited by our Board of Directors will confer discretionary authority upon the proxies for the Board of Directors to vote upon any such matter.

OTHER MATTERS

Management does not intend to present to the Meeting any matters other than those previously mentioned herein and does not presently know of any matters that will be presented by other parties.  If other matters should properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto and in accordance with their best judgment.

GENERAL INFORMATION

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of the proxy statement may have been sent to multiple stockholders in your household.  You may have a separate copy of this document sent to you by contacting the Corporate Secretary, BioCryst Pharmaceuticals, Inc., 2190 Parkway Lake Drive, Birmingham, Alabama 35244.  If you prefer to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above address.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2005 was mailed with this Proxy Statement. If you did not receive a copy, you may obtain one without charge from Michael A. Darwin, the Chief Financial Officer and Secretary of the Company at the above address.

BY ORDER OF THE BOARD OF DIRECTORS
Michael A. Darwin, Secretary

Birmingham, Alabama
April 12, 2006

Appendix A

BIOCRYST PHARMACEUTICALS, INC.
STOCK INCENTIVE PLAN
(formerly the “BioCryst Pharmaceuticals, Inc. 1991 Stock Option Plan”)

(AMENDED AND RESTATED EFFECTIVE MARCH 7, 2006)

ARTICLE ONE
GENERAL PROVISIONS

I.	PURPOSES OF THE PLAN

                      A.       This Stock Incentive Plan (the “Plan”), formerly the “BioCryst Pharmaceuticals, Inc. 1991 Stock Option Plan,” is intended to promote the interests of BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), by providing a method whereby (i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Company (or any parent or subsidiary corporations), (ii) non-employee members of the board of directors of the Company (the “Board”) (or of any parent or subsidiary corporations) and (iii) consultants and other independent contractors who provide valuable services to the Company (or any parent or subsidiary corporations) may be offered the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company (or any parent or subsidiary corporations).

B. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:

                                           -          Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                           -          Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                      C.       The Plan, as hereby amended and restated, was approved and adopted by the Board effective March 7, 2006 (the “Effective Date”) in order to (i) increase by 1,500,000 the number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), that may be issued pursuant to the Plan, (ii) expand the types of awards available under the Plan by adding a Stock Issuance Program (as described below), (iii) change the name of the Plan in accordance with the expanded types of awards that may be issued under the Plan, and (iv) incorporate other items the Board deemed desirable.  The Board’s adoption of the Plan is subject to approval by the Company’s stockholders at the Company’s 2006 Annual Stockholders Meeting.

II.	STRUCTURE OF THE PLAN

A. The Plan shall be divided into three separate equity programs:

                                           -          the Discretionary Option Grant Program specified in Article Two, pursuant to which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                                           -          the Stock Issuance Program specified in Article Three, pursuant to which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through immediate purchase of such shares or as compensation for services rendered to the Company (or any parent or subsidiary), and

- the Automatic Option Grant Program specified in Article Four, pursuant to which non-employee members of the Board will automatically receive option grants to purchase shares of Common Stock.

                      B.       Unless the context clearly indicates otherwise, the provisions of Articles One and Five of the Plan shall apply to all equity programs under the Plan and shall accordingly govern the interests of all individuals under the Plan.

III.	ADMINISTRATION OF THE PLAN

                      A.       A committee of two (2) or more non-employee Board members appointed by the Board (the “Primary Committee”) shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.  For purposes of this Section, a Section 16 Insider shall mean an officer or director of the Company subject to the short-swing profit liabilities of Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”).

                      B.       Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in the programs may, at the Board’s discretion, be vested in the Primary Committee, another committee of one (1) or more Board members appointed by the Board (the “Secondary Committee”), or the Board may retain the power to administer those programs with respect to all such persons.

C. Members of the Primary Committee and any Secondary Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

                      D.       Each Plan Administrator (whether the Primary Committee, the Board or the Secondary Committee) shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable.  Decisions of the Plan Administrator within the scope of its administrative authority under the Plan shall be final and binding on all parties.

                      E.        Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee.  No member of the Primary Committee or Secondary Committee shall be liable for any act of omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

                      F.        Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Four, and no Plan Administrator shall exercise any discretionary functions under that program.

IV.	ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs shall be limited to the following:

                                           (i)          officers and other key employees of the Company (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Company (or its parent or subsidiary corporations);

(ii) individuals who are consultants or independent advisors and who provide valuable services to the Company (or its parent or subsidiary corporations); and

(iii) non-employee members of the Board (or of the board of directors of parent or subsidiary corporations).

                      B.       Only Board members who are not employees of the Company (or any parent or subsidiary) shall be eligible to receive automatic option grants pursuant to the Automatic Option Grant Program specified in Article Four.

                      C.       The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full power and authority to determine (i) whether to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program, (ii) which eligible persons are to receive option grants under the Discretionary Option Grant Program, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option (“Incentive Option”) which satisfies the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or a non-statutory option not intended to meet such requirements, the time or times when each such option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which such option is to remain outstanding, and (iii) which eligible persons are to receive stock issuances under the Stock Issuance Program, the time or times when such issuances are to be made, the number of shares to be issued to each participant, the vesting schedule (if any) applicable to the shares and the consideration for such shares.

V.	STOCK SUBJECT TO THE PLAN

                      A.       Shares of the Company’s Common Stock shall be available for issuance under the Plan and shall be drawn from either the Company’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market.  The maximum number of shares of Common Stock which may be issued over the term of the Plan, as amended and restated, shall not exceed 4,957,982 shares, subject to adjustment from time to time in accordance with the provisions of this Section V.  Such authorized share reserve includes (i) the 3,457,982 shares of Common Stock reserved and available for issuance under the Plan as of March 20, 2006; and (ii) the increase of 1,500,000 shares of Common Stock authorized by the Board on March 7, 2006 subject to shareholder approval at the 2006 Annual Stockholders Meeting.

                      B.       In no event shall the number of shares of Common Stock for which any one individual participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances exceed 1,500,000 shares of Common Stock in the aggregate.  For purposes of such limitation, however, no stock options granted prior to the date the Common Stock was first registered under Section 12 of the 1934 Act (the “Section 12(g) Registration Date”) shall be taken into account.

                      C.       Should an outstanding option under this Plan expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised shall be available for subsequent option grant or direct stock issuances under the Plan.  Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan, or shares underlying terminated share right awards, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.  However, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option or the vesting of a direct stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the direct stock issuance, and not by the net number of shares of Common Stock actually issued to the holder of such option or stock issuance.  Shares of Common Stock subject to any option surrendered for an appreciation distribution under Section IV of Article Two or Section IV of Article Four shall not be available for subsequent issuance under the Plan.

                      D.       In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights, and direct stock issuances under the Plan from and after the Section 12(g) Registration Date, (iii) the number and/or class of securities and price per share in effect under each outstanding option under the Plan, (iv) the number and/or class of securities in effect under each outstanding direct stock issuance under the Plan, and (v) the number and/or class of securities for which automatic option grants are subsequently to be made per non-employee Board member under the Automatic Option Grant Program.  The purpose of such adjustments shall be to preclude the enlargement or dilution of rights and benefits under the Plan.

E. The fair market value per share of Common Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:

                                           (i)          If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through the Nasdaq National Market or any successor system.  If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

                                           (ii)         If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the securities exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no reported sale of Common Stock on the exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                                           (iii)        If the Common Stock is at the time neither listed nor admitted to trading on any securities exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

ARTICLE TWO
DISCRETIONARY OPTION GRANT PROGRAM

I.	TERMS AND CONDITIONS OF OPTIONS

                      Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator’s discretion, be either Incentive Options or non-statutory options.  Individuals who are not Employees may only be granted non-statutory options under this Article Two.  Each option granted shall be evidenced by one or more instruments in the form approved by the Plan Administrator.  Each such instrument shall, however, comply with the terms and conditions specified below, and each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

A.	Option Price.

                                1.        The option price per share shall be fixed by the Plan Administrator.  In no event, however, shall the option price per share be less than one hundred percent (100%) of the fair market value per share of Common Stock on the date of the option grant.

                                2.        The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section V of this Article Two and the instrument evidencing the grant, be payable as follows:

- full payment in cash or check drawn to the Company’s order;

                                 -          full payment in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below);

                                 -          full payment through a combination of shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or cash equivalent; or

                                 -          full payment through a broker-dealer sale and remittance procedure pursuant to which the optionee (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (II) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                      For purposes of this subparagraph 2, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation.  Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

B.	Term and Exercise of Options.

                      Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing the option grant.  No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.  During the lifetime of the optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee except for a transfer of the option by will or by the laws of descent and distribution following the optionee’s death.  However, the Plan Administrator shall have the discretion to provide that a non-statutory option may, in connection with the optionee’s estate plan, be assigned in whole or in part during the optionee’s lifetime either as (i) as a gift to one or more members of optionee’s immediate family, to a trust in which optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or an entity in which more than fifty percent (50%) of the voting interests are owned by optionee and/or one or more such family members, or (ii) pursuant to a domestic relations order.  The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment.  The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

C.	Termination of Service.

                                1.        Except to the extent otherwise provided pursuant to Section V of this Article Two, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death.

                                 -          Should the optionee cease to remain in Service for any reason other than death or permanent disability, then the period for which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.  However, should optionee die during the three (3)-month period following his or her cessation of service, the personal representative of the optionee’s estate or the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution shall have a twelve (12)-month period following the date of the optionee’s death during which to exercise such option.

                                 -          In the event such Service terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), then the period for which each outstanding option held by the optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

                                 -          Should the optionee, after completing five (5) full years of service, die while in Service, then the exercisability of each of his or her outstanding options shall automatically accelerate so that each such option shall become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.  The personal representative of the optionee’s estate or the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution shall have a twelve (12)-month period following the date of the optionee’s death during which to exercise such option.

                                 -          In the event such service terminates by reason of death prior to the optionee obtaining five (5) full years of service, then the period for which each outstanding vested option held by the optionee at the time of death shall be exercisable by the optionee’s estate or the person or persons to whom the option is transferred pursuant to the optionee’s will shall be limited to the twelve (12)-month period following the date of the optionee’s death.

- Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

                                 -          Each such option shall, during such limited exercise period, be exercisable for any or all of the shares for which the option is exercisable on the date of the optionee’s cessation of Service.  Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.  However, each outstanding option shall immediately terminate and cease to remain outstanding, at the time of the optionee’s cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the optionee is not otherwise vested.

                                 -          Should (i) the optionee’s Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event all outstanding options held by the optionee under this Article Two shall terminate immediately and cease to be exercisable.

                                2.        The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph 1 above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee’s cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

3. For purposes of the foregoing provisions of this Section I.C (and for all other purposes under the Plan):

                                 -          The optionee shall be deemed to remain in the Service of the Company for so long as such individual renders services on a periodic basis to the Company (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, unless the agreement evidencing the applicable option grant specifically states otherwise.

                                 -          The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

	D.	Stockholder Rights.

An optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

	E.	Repurchase Rights.

The shares of Common Stock acquired upon the exercise of options granted under this Article Two may be subject to repurchase by the Company in accordance with the following provisions:

                                 (a)          The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock under this Article Two.  Should the optionee cease Service while holding such unvested shares, the Company shall have the right to repurchase any or all those unvested shares at the option price paid per share.  The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

                                 (b)          All of the Company’s outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section III of this Article Two, except to the extent:  (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

                                 (c)          The Plan Administrator shall have the discretionary authority, exercisable either before or after the optionee’s cessation of Service, to cancel the Corporation’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the optionee under this Discretionary Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

II.	INCENTIVE OPTIONS

                      The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two.  Incentive Options may only be granted to individuals who are Employees of the Company.  Options which are specifically designated as “non-statutory” options when issued under the Plan shall not be subject to such terms and conditions.

                      A.       Dollar Limitation.  The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).  To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.  Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in such calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

                      B.       10% Stockholder.  If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

                      C.       Termination of Employment.  Any portion of an Incentive Option that remains outstanding (by reason of the optionee remaining in the Service of the Company, pursuant to the Plan Administrator’s exercise of discretion under Section V of this Article Two, or otherwise) more than 3 months following the date an optionee ceases to be an Employee of the Company shall thereafter be exercisable as a non-statutory option under federal tax laws.

Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

III.	CORPORATE TRANSACTIONS/CHANGES IN CONTROL

A. In the event of any of the following stockholder-approved transactions (a “Corporate Transaction”):

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company’s incorporation,

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or

                                           (iii)        any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, then the exercisability of each option outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.  However, an outstanding option under this Article Two shall not so accelerate if and to the extent the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of grant, unless the Plan Administrator, in its discretion, later determines to waive such limitations.

                      B.       Immediately after the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.  The Plan Administrator shall have complete discretion to provide, on such terms and conditions as it sees fit, for a cash payment to be made to any optionee on account of any option terminated in accordance with this paragraph, in an amount equal to the excess (if any) of (A) the fair market value of the shares subject to the option as of the date of the Corporate Transaction, over (B) the aggregate exercise price of the option.

                      C.       Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction.  Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same.  In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

                      D.       The grant of options under this Article Two shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                      E.       The exercisability of each outstanding option under this Article Two shall automatically accelerate, and the Company’s outstanding repurchase rights under this Article Two shall immediately terminate upon the occurrence of a Change in Control.

F. For purposes of this Section III (and for all other purposes under the Plan), a Change in Control shall be deemed to occur in the event:

                                           (i)          any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or

                                           (ii)         there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

G. All options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

                      H.      The portion of any Incentive Option accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as an incentive stock option under the Federal tax laws only to the extent the dollar limitation of Section II of this Article Two is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-statutory option under the Federal tax laws.

IV.	STOCK APPRECIATION RIGHTS

                      A.       Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section IV, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option granted under this Article Two in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.  The distribution may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall determine in its sole discretion.

B. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section IV shall not be available for subsequent option grant under the Plan.

V.	EXTENSION OF EXERCISE PERIOD

                      The Plan Administrator shall have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to extend the period of time for which any option granted under this Article Two is to remain exercisable following the optionee’s cessation of Service or death from the limited period in effect under Section I.C.1 of Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

ARTICLE THREE
STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants.  Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive shares upon the attainment of designated Service and/or performance goals.

	A.	Purchase Price.

1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the fair market value per share of Common Stock on the issuance date.

2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

		-	cash or check made payable to the Company, or

		-	services rendered to the Company (or any parent or subsidiary).

	B.	Vesting Provisions.

                                1.        The Plan Administrator may issue shares of Common Stock under the Stock Issuance Program which are fully and immediately vested upon issuance or which are to vest in one or more installments over the participant’s period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue share right awards under the Stock Issuance Program which shall entitle the recipient to receive a specified number of shares of Common Stock upon the attainment of one or more Service and/or performance goals established by the Plan Administrator. Upon the attainment of such Service and/or performance goals, fully-vested shares of Common Stock shall be issued in satisfaction of those share right awards.

                                2.        Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) issued by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, shall be issued or set aside with respect to the shares of unvested Common Stock granted to a participant or subject to a participant’s share right award, subject to (i) the same vesting requirements applicable to the participant’s unvested shares of Common Stock or share rights award, and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                                3.        The participant shall have full stockholder rights with respect to any shares of Common Stock issued to the participant under the Stock Issuance Program, whether or not the participant’s interest in those shares is vested. Accordingly, the participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                                4.        The participant shall not have any stockholders rights with respect to any shares of Common Stock subject to a share right award. However, the Plan Administrator may provide for a participant to receive one or more dividend equivalents with respect to such shares, entitling the participant to all regular cash dividends payable on the shares of Common Stock underlying the share right award, which amounts shall be (i) subject to the same vesting requirements applicable to the shares of Common Stock underlying the share rights award, and (ii) payable upon issuance of the shares to which such dividend equivalents relate.

                                5.        Should the participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Company for cancellation, and the participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the participant for consideration paid in cash, the Company shall repay to the participant the cash consideration paid for the surrendered shares.

                                6.        The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the participant’s interest in the shares of Common Stock as to which the waiver applies.  Such waiver may be effected at any time, whether before or after the participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

                                7.        Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the Service and/or performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated Service and/or performance goals are not attained. Such authority may be exercised at any time, whether before or after the participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

                      A.       All of the Company’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with the such Corporate Transaction, or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement, unless the Plan Administrator determines to waive such limitations.

                      B.       Each repurchase right which is assigned in connection with (or is otherwise to continue in effect after) a Corporate Transaction shall be appropriately adjusted such that it shall apply and pertain to the number and class of securities issued to the participant in consummation of the Corporate Transaction with respect to the shares granted to participant under this Article III.

                      C.        All of the Company’s outstanding repurchase rights under the Stock Issuance Program shall automatically terminate, and all shares of Common Stock subject to those terminated rights shall immediately vest, in the event of any Change in Control.

                      D.       All shares of Common Stock underlying outstanding share right awards issued under the Stock Issuance Program shall vest, and all of the shares of Common Stock subject to such share right awards shall be issued to participants, immediately prior to the consummation of any Corporate Transaction or Change in Control.

III.	SHARE ESCROW/LEGENDS

                      Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Company until the participant’s interest in such shares vests or may be issued directly to the participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR
AUTOMATIC OPTION GRANT PROGRAM

I.	ELIGIBILITY.

                      The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Four shall be (i) those individuals who, after the Effective Date, first become non-employee Board members, whether through appointment by the Board, election by the Company’s stockholders, or by continuing to serve as a Board member after ceasing to be employed by the Company, and (ii) those individuals already serving as non-employee Board members on the Effective Date.  As used herein, a “non-employee” Board member is any Board member who is not employed by the Company on the date in question.

II.	TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

A. Grants. Option grants shall be made under this Article Three as follows:

                                1.        Each individual who first becomes a non-employee Board member on or after the Effective Date shall automatically be granted at such time a non-statutory stock option under the terms and conditions of this Article Four, to purchase a number shares of Common Stock equal to the product of (i) 20,000, and (ii) a fraction, the numerator of which is the number of months (rounded to the nearest whole number) remaining between the date such Board member first became a non-employee Board member and the Company’s next scheduled Annual Stockholders Meeting, and the denominator of which is 12.

                                2.        Immediately following each Annual Stockholders Meeting of the Company, each individual who is then serving as a non-employee Board member (except for those individuals first elected to serve as non-employee Board members at such meeting), shall automatically be granted a non-statutory stock option under this Article Four to acquire 15,000 shares of Common Stock.

                      B.       Exercise Price.  The exercise price per share of each automatic option grant made under this Article Four shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date.

C. Payment. The exercise price shall be payable in one of the alternative forms specified below:

(i) full payment in cash or check made payable to the Company’s order; or

                                           (ii)         full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

                                           (iii)        full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at fair market value on the Exercise Date and cash or check payable to the Company’s order; or

                                           (iv)        full payment through a sale and remittance procedure pursuant to which the non-employee Board member (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and shall (II) concurrently provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                      For purposes of this subparagraph C, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company.  Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

D. Option Term. Each automatic grant under this Article Four shall have a term of ten (10) years measured from the automatic grant date.

E. Exercisability.

                                1.        Each initial automatic grant made pursuant to Section II.A.1 of this Article Four shall vest and become exercisable over the period extending from the date of grant to the scheduled date of the next Annual Stockholders Meeting following the grant.  A pro rata portion of such automatic grant shall vest on the last day of each calendar month following the date of grant, with the final portion vesting on the scheduled date of such Annual Stockholders Meeting.

                                2.        Each 15,000 share automatic grant made pursuant to Section II.A.2 of this Article Four shall vest and become exercisable for 1/12th of the option shares upon the optionee’s completion of each month of Board service over the twelve (12)-month period measured from the automatic grant date.

                      F.       Non-Transferability.  During the lifetime of the optionee, each automatic option, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the optionee, except to the extent such option or the limited stock appreciation right is assigned or transferred (i) by will or by the laws of descent and distribution following the optionee’s death, or (ii) during optionee’s lifetime either (A) as a gift in connection with the optionee’s estate plan to one or more members of optionee’s immediate family, to a trust in which optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or to an entity in which more than fifty percent (50%) of the voting interests are owned by optionee and/or one or more such family members, or (B) pursuant to a domestic relations order.  The portion of any option assigned or transferred during optionee’s lifetime shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment.  The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

G. Cessation of Board Service.

                                1.        Should the optionee cease to serve as a Board member for any reason while holding one or more automatic option grants under this Article Four, then such optionee shall have the remainder of the ten (10) year term of each such option in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service.  Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.  Upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding in its entirety.  Upon the death of the optionee, whether before or after cessation of Board service, any option held by optionee at the time of optionee’s death may be exercised, for any or all of the shares of Common Stock for which the option was exercisable at the time of cessation of Board service by the optionee and which have not been theretofore exercised by the optionee, by the personal representative of the optionee’s estate or by the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution. Any such exercise must occur during the reminder of the ten (10) year term of such option.

                      H.       Stockholder Rights.  The holder of an automatic option grant under this Article Four shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

III.	CORPORATE TRANSACTIONS/CHANGES IN CONTROL

                      A.       In the event of a Corporate Transaction, the exercisability of each option outstanding under this Article Four shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.

                      B.       Immediately after the consummation of the Corporate Transaction, all outstanding options under this Article Four shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.  If so provided by the terms of the Corporate Transaction, the optionee shall receive a cash payment on account of any option terminated in accordance with this paragraph, in an amount equal to the excess (if any) of (A) the fair market value of the shares subject to the option as valued pursuant to the Corporate Transaction over (B) the aggregate exercise price of the option.

                      C.       Each outstanding option under this Article Four which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction.  Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same.

                      D.       In connection with any Change in Control, the exercisability of each option grant outstanding at the time under this Article Four shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.

                      E.       The automatic grant of options under this Article Four shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	STOCK APPRECIATION RIGHTS

A. With respect to options granted under the Automatic Option Grant Program prior to the Effective Date of this amendment and restatement:

                                1.        Upon the occurrence of a Hostile Take-Over, the optionee shall have a thirty (30)-day period in which to surrender to the Company each option held by him or her under this Article Four.  The optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the option is then exercisable for those shares) over (ii) the aggregate exercise price payable for such shares.  The cash distribution shall be made within five (5) days following the date the option is surrendered to the Company, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with the option surrender and cash distribution.  Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.  This limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by the optionee.

2. For purposes of Article Four, the following definitions shall be in effect:

                                 -          A Hostile Take-Over shall be deemed to occur in the event any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept.

- The Take-Over Price per share shall be deemed to be equal to the fair market value per share on the option surrender date.

                      B.       With respect to each option granted under the Automatic Option Grant Program on and after the Effective Date, each optionee shall have the right to surrender all or part of the option (to the extent not then exercised) in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.  The distribution shall be made in shares of Common Stock valued at fair market value on the option surrender date.

C. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section IV shall not be available for subsequent option grant under the Plan.

ARTICLE FIVE
MISCELLANEOUS

I.	AMENDMENT OF THE PLAN

                      The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever.  However, no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan.  In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

II.	TAX WITHHOLDING

                      A.       The Company’s obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights or upon the grant or vesting of direct stock issuances under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

                      B.       The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate, provide any or all holders of outstanding options or stock issuances under the Plan (other than the automatic option grants under Article Four) with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise or vesting of such awards, a whole number of such shares with an aggregate fair market value equal to the minimum amount necessary to satisfy the Federal, State and local income and employment tax withholdings (the “Taxes”) incurred in connection with the acquisition or vesting of such shares.  In lieu of such direct withholding, one or more participants may also be granted the right to deliver whole shares of Common Stock to the Company in satisfaction of such Taxes.  Any withheld or delivered shares shall be valued at their fair market value on the applicable determination date for such Taxes.

III.	EFFECTIVE DATE AND TERM OF PLAN

                      A.       The Plan, as amended and restated, shall be effective on the Effective Date set forth in Section I.C of Article One.  Except as provided below, each option issued and outstanding under the Plan immediately prior to such Effective Date shall continue to be governed solely by the terms and conditions of the agreement evidencing such grant, and nothing in this restatement of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder.  The Plan Administrator shall, however, have full power and authority, under such circumstances as the Plan Administrator may deem appropriate (but in accordance with Article I of this Section Five), to extend one or more features of this amendment and restatement to any options outstanding on the Effective Date.  In addition, pursuant to the Board’s approval of this Plan, the provisions of Article Four of this amendment and restatement shall be applicable to all options previously granted pursuant to the Plan’s Automatic Grant Program which are outstanding on the Effective Date.

                      B.       Unless sooner terminated in accordance with the other provisions of this Plan, the Plan shall terminate upon the earlier of (i) March 6, 2016 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted hereunder.  If the date of termination is determined under clause (i) above, then any options or stock issuances outstanding on such date shall continue to have force and effect in accordance with the provisions of the agreements evidencing those awards.

                      C.       Options may be granted with respect to a number of shares of Common Stock in excess of the number of shares at the time available for issuance under the Plan, provided each granted option is not to become exercisable, in whole or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares issuable under the Plan.

IV.	USE OF PROCEEDS

Any cash proceeds received by the Company from the sale of shares pursuant to options or stock issuances granted under the Plan shall be used for general corporate purposes.

V.	REGULATORY APPROVALS

                      A.       The implementation of the Plan, the granting of any option hereunder, and the issuance of stock (i) upon the exercise or surrender of any option or (ii) under the Stock Issuance Program shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

                      B.       No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including (to the extent required) the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then trading.

VI.	NO EMPLOYMENT/SERVICE RIGHTS

                      Neither the action of the Company in establishing or restating the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent or subsidiary corporation) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause.

VII.	MISCELLANEOUS PROVISIONS

                      A.       Except to the extent otherwise expressly provided in the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any participant.

                      B.       The provisions of the Plan relating to the exercise of options and the issuance and/or vesting of shares shall be governed by the laws of the State of Alabama without resort to that state’s conflict-of-laws provisions, as such laws are applied to contracts entered into and performed in such State.

BIOCRYST PHARMACEUTICALS, INC. 2190 PARKWAY LAKE DR. BIRMINGHAM, AL 35244	VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to BIOCRYST PHARMACEUTICALS, INC., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BIOCP1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

BIOCRYST PHARMACEUTICALS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR EACH OF PROPOSAL 2 AND PROPOSAL 3

1.	ELECTION OF DIRECTORS (for terms as described in the Proxy Statement of the Company relating to the 2006 Annual Meeting.)		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
	Nominees:	01) J. Claude Bennett, M.D. 02) Stephen R. Biggar, M.D., Ph.D. 03) Zola P. Horovitz, Ph.D. 04) Randolph C. Steer, M.D., Ph.D.	☐	☐	☐

		For	Against	Abstain	4.	In their discretion, upon such other matters as may properly come before the meeting.
2.	To approve the Stock Incentive Plan, which amends and restates our 1991 Stock Option Plan.	☐	☐	☐

3.	To ratify the selection of Enst & Young LLP as the Company’s independent registered public accountants for 2006.	☐	☐	☐

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY MANAGEMENT AS DIRECTORS AND FOR EACH OF PROPOSAL 2 AND PROPOSAL 3.

Note: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and if more than one, all should sign. If a stockholder is a corporation, please sign full corporate name by an authorized officer .

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BIOCRYST PHARMACEUTICALS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — MAY 17, 2006

(This Proxy is Solicited by the Board of Directors)

The undersigned stockholder of BioCryst Pharmaceuticals, Inc. hereby appoints Charles E. Bugg and Michael A. Darwin, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama, on May 17, 2006, at 3:00 P.M., Central Daylight Time, or any adjournment thereof.

(To Be Signed on Reverse Side)